10.23(g) Form of Warrant issued pursuant to Series E Note Purchase Agreement, dated May 1, 1995, as amended.

                               AMENDMENT NO. 1 TO
                               SERIES E WARRANTS

                 THIS AMENDMENT NO.1 TO SERIES E WARRANTS, is dated December [31], 1995 ("Amendment"), by and among CHAMPION HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, SECURITY-CONNECTICUT LIFE INSURANCE COMPANY, LINCOLN NATIONAL INCOME FUND, INC., THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, BANK OF AMERICA ILLINOIS, INDOSUEZ CAPITAL FUNDING I, LIMITED, INDOSUEZ HIGH YIELD PARTNERS, and OBIE & CO. (individually, a "Holder" and collectively, the "Holders").

                             W I T N E S S E T H :

         WHEREAS, the Holders hold warrants evidencing the right to purchase shares of common stock of the Company that were issued pursuant to the Series E Note Purchase Agreement, dated as of May 1, 1995 as amended (such warrants, the "Series E Warrants");

         WHEREAS, the Company has determined it is in the Company's best interest to enter into the 1995 Recapitalization Agreement and as a part thereof issue shares of Common Stock to holders of its preferred stock in consideration for such holders of preferred stock agreeing to take certain actions and offer holders of certain warrants to purchase common stock of the Company the right to exercise such warrants at a reduced exercise price for a specific period of time; and

         WHEREAS, the Company has requested the Holders to modify certain terms and provisions of the Series E Warrants and such Holders are willing to modify such terms and provisions;

         NOW, THEREFORE, for and in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned Holder hereby agree as follows:

I. TERMS. All capitalized terms defined in the Series E Warrants and not otherwise defined herein shall have the same definitions when used herein as set forth in the Series E Warrant.

II. AMENDMENT TO EXERCISE PRICE. Commencing on December [31], 1995 and ending on the ninetieth (90) day after the adoption of the amendment to the Company's Certificate of Incorporation provided for in the 1995 Recapitalization Agreement among the Company and the other parties thereto dated December 31, 1995, and only during such period, the Exercise Price shall be $7.00 per share, unless during such period the Exercise Price in effect immediately prior to the date of this amendment, if adjusted pursuant to the terms of the Warrant, would be less than $7.00 per share, then in such case such lesser Exercise Price shall be the Exercise Price.





Amendment No. 1 to Series E Warrants                                     Page 1

III.     AMENDMENT SECTION 1B(10). "CERTAIN ISSUES EXCEPTED".   The text of
         Section 1 B (10) "Certain Issues Excepted" to the Series E Warrants is amended by adding the following exceptions:

                 "(V) upon the issuance or provision for issuance of [2,808,683] shares of Common Stock to the holders of the Company's Series A, A-1, BB, C and D Preferred Stock as a part of the terms of the 1995 Recapitalization Agreement of the Company dated [December 31, 1995]; and

                 (W) upon the reduction, and any exercises pursuant thereto, of the exercise price of certain warrants to purchase shares of Company Common Stock as described in the 1995 Recapitalization Agreement of the Company dated December [31], 1995"

IV. CONSENT TO AMENDING SERIES E WARRANTS. The undersigned holders consent to Amendment No.3 to the Series D Warrants issued pursuant to the Series D Note and Stock Purchase Agreement dated as of December 31, 1993, as amended, between the Company and the other parties thereto, in accordance with and pursuant to the terms of the 1995 Recapitalization Agreement dated December 31, 1995 between the Company and the other parties thereto.

V. AGREEMENT TO DELIVER AMENDMENTS. The Holder agrees to deliver this Amendment, together with any future amendments to the Series E Warrants, to any transferee or purchaser thereof.

VI. EFFECTIVE DATE OF AMENDMENT. This Amendment is conditioned upon and will become effective with the closing of the 1995 Recapitalization Agreement by the Company.

VII. PRIORITY. In the event of any inconsistency between the terms of this Amendment and terms of the Series E Warrant, this Amendment shall control.

VIII.    MISCELLANEOUS.

         A. HEADINGS. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Amendment.

         B. EFFECT OF THIS AMENDMENT. The Series E Warrants as amended by this Amendment, shall remain in full force and effect except that any reference therein, or in any documents or instruments required thereunder or annexes or schedules thereto, referring to the Series E Warrants shall be deemed to refer to the Series E Warrants as amended by this Amendment.

         C. GOVERNING LAW. This Amendment shall be governed by, and construed in





Amendment No. 1 to Series E Warrants                                     Page 2
                 accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         D. COUNTERPARTS. This Amendment may be executed by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same Amendment.

                 IN WITNESS WHEREOF, the Company and the undersigned Purchaser have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                  CHAMPION HEALTHCARE CORPORATION


                                  By:_________________________________________
                                     James G. VanDevender
                                     Executive Vice-President





              [Remaining signatures appear on the following pages]





Amendment No. 1 to Series E Warrants                                     Page 3

                                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                  By:  Lincoln National Investment Management
                                       Company, Its Attorney-In-Fact


                                  By:  _____________________________________
                                           Its Vice President



                                  SECURITY-CONNECTICUT LIFE INSURANCE
                                  COMPANY


                                  By: Lincoln National Investment Management
                                      Company, Its Attorney-In-Fact


                                  By:  _____________________________________
                                           Its Vice President



                                  LINCOLN NATIONAL INCOME FUND, INC.


                                  By:  _____________________________________



                                  THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                  COMPANY


                                  By:  _____________________________________
                                           Its Vice President





Amendment No. 1 to Series E Warrants

                                  BANK OF AMERICA ILLINOIS


                                  By:   ____________________________________
                                        Ford S. Bartholow
                                        Its Managing Director


                                        _____________________________________
                                        Christopher J. Perry


                                        _____________________________________
                                        Robert F. Perille


                                        _____________________________________
                                        M. Ann O'Brien


                                        _____________________________________
                                        Ford S. Bartholow


                                        _____________________________________
                                        Jeffrey M. Mann


                                        _____________________________________
                                        Matthew W. Clary


                                        _____________________________________
                                        Thomas E. Van Pelt, Jr.



                                  INDOSUEZ CAPITAL FUNDING I, LIMITED



                                  By:  _____________________________________
                                           Name:
                                           Its Collateral Manager






Amendment No. 1 to Series E Warrants

                                  INDOSUEZ HIGH YIELD PARTNERS


                                  By:  _____________________________________
                                           John G. Popp
                                           Its Partner



                                  OBIE & CO.


                                  By:  _____________________________________
                                           Texas Commerce Bank NA
                                           Trust Department










Amendment No. 1 to Series E Warrants

                              WARRANT CERTIFICATE

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in the Series E Note Purchase Agreement dated May 1, 1995 pursuant to which such securities were issued and sold by Champion Healthcare Corporation (the "Company") and the D Stockholders Agreement dated as of December 31, 1993, as amended, copies of which agreements are on file and may be inspected at the principal office of the Company. A copy of each agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such Series E Note Purchase Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of the securities evidenced hereby, as the case may be, registered in the name of such holder or its designated nominee."



Issue Date: June 12, 1995                              Warrants to Purchase
Void after 5:00 P.M. Central Time                      Shares 2,700
                                                       No. E-8
December 31, 2003,
    Unless extended as
    provided for herein



                        WARRANT CERTIFICATE REPRESENTING
                      WARRANTS TO PURCHASE COMMON STOCK OF
                        CHAMPION HEALTHCARE CORPORATION

         Champion Healthcare Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, CHRISTOPHER J. PERRY the holder of these Warrants (the "Warrants," and each right to purchase a share of Common Stock, a "Warrant") is entitled, subject to the terms set forth below at any time, or from time to time, to purchase from the Company up to Two THOUSAND SEVEN HUNDRED (2,700) fully paid and nonassessable shares of Common Stock of the Company. These Warrants and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void at the later of times set forth in Section I A below. For purposes of these Warrants, the term "Common Stock" shall henceforth have the meaning set forth in the

Series E Note Purchase Agreement dated May 1, 1995 by and among the Company and the Purchasers listed on Schedule I thereto (the "Purchase Agreement").

         Defined terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

         These Warrants shall be subject to the terms set forth in the Purchase Agreement and to the following terms and conditions:


SECTION 1. EXERCISE OF WARRANT; EXERCISE PRICE; ADJUSTMENTS RELATIVE TO EXERCISE OF WARRANT.

         A. Exercise of Warrants. Subject to the conditions set forth in this Section 1, the holder of any Warrant may, at such holder's option, exercise such holder's rights under all or any part of the Warrants to purchase one share of Common Stock in exchange for one Warrant (the "Warrant Shares") at a price of $9.00 per share (the "Exercise Price"), subject to adjustments payable in cash or by application of principal of, or accrued interest on, Notes, or by tendering a number of Warrants with a Warrant Value (hereinafter defined) equal to the Exercise Price, or a combination thereof, as set forth herein, at any time and from time to time prior to the later of (i) 5:00 p.m., Houston, Texas time, on December 31, 2003 or (ii) 5:00 p.m., Houston, Texas time on the last date that the Notes are outstanding. The Warrant Shares and the Exercise Price are subject to certain adjustments as set forth in this
Section 1, and the terms "Warrant Shares" and "Exercise Price" as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

         B. Adjustment of Exercise Price Upon Issuance of Common Stock. If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock (except upon the exercise of the Warrants) for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale or the Market Price at the time of such issue or sale, then, forthwith upon each such issue or sale, the Exercise Price with respect to the exercise of any Warrant subsequent to such event shall be reduced (but not increased, except as otherwise specifically provided in paragraph IB(3)) to the lower of the prices (calculated to the nearest cent) determined as follows:

                 (a) by dividing (i) an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale; and

                 (b) by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price in-immediately prior to such issue or sale plus (ii) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (iii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale, multiplied by (iv) the Market Price immediately prior to such issue or sale.

         No adjustment of the Exercise Price, however, shall be made in an amount less than 1% of the Exercise Price, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment.

         For the purposes of this paragraph IB, the following paragraphs IB(1) through IB(IO) shall also be applicable:

                 (1) Issuance of Rights or Options. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in paragraph IC below) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options (or less than the Market Price, determined as of the date of granting such rights or options, as the case may
         be), then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph IB (3), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                          (2) Issuance of Convertible Securities. In case at
                 any time after the date hereof the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale (or less than the Market Price, determined as of the date of such issue or sale of such Convertible Securities, as the case may be), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (a) except as otherwise provided in paragraph IB(3), no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this paragraph IB, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

         (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph IB(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph IB(1) or IB(2), or the rate at which any Convertible Securities referred to in paragraph IB(1) or IB(2) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that in no event shall any such increase result in an Exercise Price higher than the Exercise Price which would have been in effect at the time of such adjustment had such right, option or Convertible Security never been granted, issued or sold. On the expiration of any such option or right referred to in paragraph IB(1) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph IB(1) or IB(2), the Exercise Price then in effect hereunder shall forthwith be readjusted
(increased or decreased, as the case may be) to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph IB(1) or the rate at which any Convertible Securities referred to in paragraph IB(1) or IB(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

         (4) Stock Dividends. In case at any time the Company shall declare a dividend or make any other distribution upon or by reference to ownership of any class or series of stock of the Company payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         (5) Consideration for Stock. In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid by the purchaser therefor, without deduction therefrom of any expenses incurred or any underwriting discounts and commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock of any class or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock of any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

         (6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, unless such dividend or other distribution or right to subscribe when exercised is to be measured by the "Market Price" in effect on the date such dividend or other distribution or right to subscribe is exercised, in which case such date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been so issued or sold.

         (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph IB.

         (8) Definition of Market Price. "Market Price" shall mean, for any day, the average of the final sale prices of the Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid prices on the NASDAQ National Market System or NASDAQ over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of 20 consecutive business days ending 2 days prior to the day as of which "Market Price" is being determined; provided, however, that in connection with a firm underwriting of a public offering of Common Stock, "Market Price" for purposes of the issuance of shares of Common Stock pursuant to such underwritten public offering shall mean the initial public offering price in such underwritten offering. If at any time the Common Stock is not listed on any such exchange or quoted in any such domestic over-the-counter market, the "Market Price" for purposes of such issuance shall be determined as follows: (i) in the case of any issuance of Common Stock, or rights or options or Convertible Securities exercisable for or convertible into shares of Common Stock, in a financing effected as a placement including one or more institutional investors in an arms-length negotiated transaction exempt from the registration provisions of the Securities Act and in which at least a majority of the investors or purchasers are not Affiliates of the Company, the "Market Price" for purposes of such issuance shall be the price at which such securities are issued (provided that the price being paid by any Affiliate is the same as that being paid by the non-Affiliates); (ii) in the case of any issuance of any such securities in an acquisition or business combination, the "Market Price" shall, to the extent not otherwise determined pursuant to any other provision of this
Section 1, be as determined reasonably and in good faith by or pursuant to the directions and authorization of the Board of Directors of the Company as of a date which is within 30 days preceding the date of which such determination is to be effective; (iii) in the case of any issuance of any such securities (other than an issuance to which clause (i) or (ii) above applies) in an amount which is less than 1% of the number of shares of Common Stock of the Company then outstanding on a fully diluted basis, "Market Price" for purposes of such issuance shall be as determined reasonably and in good faith by or pursuant to the directions and authorization of the Board of Directors of the Company as of a date which is within 30 days preceding the date as of which such determination is to be effective and (iv) in the case of any issuance of securities to which the provisions of any of clauses (i), (ii) and (iii) above do not apply, the "Market Price" for purposes of such issuance shall be deemed to be the fair value thereof as determined by an investment banking firm mutually acceptable to the Company and the holders of Warrants initially exercisable for a majority of all the shares of Common Stock issuable upon the exercise of all the then outstanding Warrants. The cost of such investment banking firm shall be borne by the Company.

         (9) Determination of Market Price under Certain Circumstances. Anything herein to the contrary notwithstanding, in case at any time after the Closing Date the Company shall issue any shares of Common Stock or Convertible Securities, or any rights or options to purchase any such Common Stock or Convertible Securities, in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company under circumstances where on the date of the issuance of such shares of Common Stock or Convertible Securities or such rights or options the consideration received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities or such rights or options are convertible is less than the Market Price of the Common Stock but on the date the number of shares of Common Stock or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) or the number of such rights or options was determined (as set forth in a binding agreement between the Company and the other party to the transaction) the consideration received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities or such rights or options are convertible would not have been less than the Market Price thereof, such shares of Common Stock shall not be deemed to have been issued for less than the Market Price of the Common Stock.

         (10) Certain Issues Excepted. Anything to the contrary herein notwithstanding, the Company shall not be required to make any adjustment to the Exercise Price in respect to the following described securities issued or reserved for issuance by the Company

             (A)     upon conversion of 3,500,000 shares of Series A Preferred
Stock;

             (B) upon conversion of 2,769,109 shares of Series A-1 Preferred Stock;

             (C) upon the exercise of options granted to certain officers of the Company to purchase up to an aggregate of 180,000 shares of Common Stock at an exercise price of $1.00 per share;

             (D) upon the exercise of warrants exercisable to purchase 1,260,000 shares of Common Stock issued pursuant to the Note and Stock Purchase Agreement dated May 27, 1992;

             (E) upon the exercise of warrants exercisable to purchase 98,434 shares of Common Stock issued to Equus Investments 11, L.P. and Sprout Growth, L.P., pursuant to the Warrant Purchase Agreement dated December 31, 1990 among the Company, Equus Investments 11, L.P. and Sprout Growth, L.P. and the Warrant Purchase Agreement dated December 31, 1990 among the Corporation, Equus Investments 11, L.P., and Charles R. Miller;

             (F) upon conversion of (i) an aggregate 1,577,547 shares of Series BB Preferred Stock, (ii) an aggregate 448,81 1 shares of Series C Preferred Stock, and (iii) of an aggregate 2,157,319 shares of Series D Preferred Stock, all in accordance with the Certificate of Incorporation as of the date hereof;

              (G) upon exercise of options granted to certain officers of the Company to purchase up to an aggregate of 300,000 shares of Common Stock pursuant to the Employee Stock Option plan No. 2 dated May 27, 1992;

              (H) under the Subscription Agreement dated as of February 10, 1990, as amended, between the Company and James G. VanDevender for 100,000 shares of Common Stock to be initially purchased;

              (I) upon exercise of options granted by the Company to certain officers to purchase up to an aggregate of 150,000 shares of Common Stock, at an exercise price of $4.00 per share;

              (J) pursuant to a stock dividend, subdivision or split-up whereunder an adjustment is made pursuant to paragraph ID;

              (K) upon the exercise of options to acquire up to 60,000 shares of Common Stock granted to members of the Board of Directors of the Company pursuant to the Champion Healthcare Corporation Directors' Stock Option Plan;

              (L) upon the exercise of warrants exercisable to purchase 132,500 shares of Common Stock issued pursuant to the Bridge Loan Agreement dated April 29, 1993;

               (M) upon the exercise of options to acquire up to 200,000 shares of Common Stock pursuant to the Employee Stock Option Plan No. 3;

               (N) upon the exercise of options to acquire up to 200,000 shares of Common Stock pursuant to the Physicians Stock Option Plan;

               (O) upon the exercise of warrants exercisable to purchase 25,000 shares of Common Stock issued to Virginia Retirement System pursuant to the Fifth Amendment dated December 2, 1993 to Note and Stock Purchase Agreement dated May 27, 1992;

               (P) upon the exercise of any warrant issued pursuant to the Series D Note and Stock Purchase Agreement dated December 31, 1993;

               (Q) upon exercise of any Warrant issued pursuant to the Purchase Agreement;

               (R) upon the exercise of options to be exercisable to purchase 300,000 shares of Common Stock pursuant to the Senior Executive Stock Option Plan No. 4, dated January 5, 1994;

               (S) upon the exercise of options to be exercisable to purchase 144,500 shares of Common Stock pursuant to the Selected Executive Stock Option Plan No. 5, dated May 25, 1995;

               (T) upon the exercise of options to be exercisable to purchase 245,070 shares of Common Stock pursuant to the 1988 Non-Qualified Stock Option Plan; and

               (U) upon the issuance or provision for issuance of not more than 96,250 shares of Common Stock as a part of the terms of the acquisition of the operations of several hoi-ne healthcare companies including Brookside Health Group, Inc.

provided, however, that to the extent any such option or other right (except in G, 1, K, M, N, R, S and T above) to acquire any share of Common Stock shall expire or be canceled prior to the exercise thereof, the Common Stock issuable pursuant thereto or any subsequent option or other right granted to acquire such Common Stock, shall no longer be excepted by this paragraph IB(IO); and provided further that the number of such shares of Common Stock may be adjusted from time to time in connection with any subdivision or combination or similar event which results in a proportional increase or decrease in all shares of Common Stock and Warrant Shares.

              C. Liquidating Dividends; Purchase Rights. (a) In case at any time after the date hereof the Company shall declare a dividend or make any other distribution upon the shares of Common Stock of any class payable otherwise than in shares of Common Stock or Convertible Securities, otherwise than out of consolidated earnings or consolidated earned surplus (determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries), and otherwise than in the securities to which the provisions of clause (b) below apply, the Company shall pay over to each holder of Warrants, immediately upon the exercise thereof on or after the dividend payment date, the securities and other property (including cash) which such holder would have received (together with all distributions thereon) if such holder had exercised the Warrants held by it on the record date fixed in connection with such dividend, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the exercise of all the Warrants. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of consolidated earnings or consolidated retained earnings only to the extent that such earnings or retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

              (b) If at any time or from time to time on or after the date hereof the Company shall grant, issue or sell any options or rights (other than Convertible Securities) to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then if the holder of Warrants shall be entitled to an adjustment pursuant to paragraph IB above, then in lieu of such adjustment, each holder of Warrants shall be entitled, at such holder's option, to acquire (whether or not such holder's Warrants shall have been exercised), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon the exercise of such Warrants, immediately prior to the time or times at which the Company granted, issued or sold such Purchase Rights.

              D. Subdivision or Combination of Stock. In case the Company shall at any time (i) subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares of Common Stock for which this Warrant is exercisable shall be proportionately increased, and conversely, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares of Common Stock for which this Warrant is exercisable shall be proportionately decreased.

              E. Changes in Common Stock. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon the exercise of the Warrants, such shares of stock, securities or properties, if any, as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon the exercise of the Warrants had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Warrants at the last address of such holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

              F. Notice of Adjustment. Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly certify and upon the written request of holders of Warrants initially exercisable for a majority of all shares of Common Stock issuable upon the exercise of all Warrants then outstanding, obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors at the Company) certifying the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the exercise of the Warrant or Warrants held by each holder of Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall promptly mail a copy of such certification to each holder of Warrants.

              G. Certain Events. If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section I are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm-n of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Warrants. Upon receipt of such opinion by the Board of Directors, the Company shall forthwith make the adjustments described therein; provided, however, that no such adjustment pursuant to this paragraph IG shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Section I except in the event of a combination of shares of the type contemplated in paragraph ID and then in no event to an amount larger than the Exercise Price as adjusted pursuant to paragraph IH.

              H. Prohibition of Certain Actions. The Company will not (a) authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets, (b) take any action which would result in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation, or (c) authorize more than one class of Common Stock.

              I. Stock to Be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company, and free from all Liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Exercise Price. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Company will take all such action as may be necessary to assure that, upon exercise of any of the Warrants, an amount equal to the lesser of (a) the par value of each share of Common Stock outstanding immediately prior to such exercise, or (b) the Exercise Price, shall be credited to the Company's stated capital account for each share of Common Stock issued upon such exercise, and that the balance of the principal amount of each Warrant exercised shall be credited to the Company's capital surplus account.

    J. Registration and Listing of Common Stock. If any shares of Common Stock required to be reserved for the purpose of the exercise of the Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon such exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon the exercise of the Warrants shall be registered by the Company under the Securities Act or similar statute then in effect if required by
Article X of the Purchase Agreement and subject to the conditions stated in such Article. If and so long as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon the exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon the exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company or shall require registration under the Exchange Act.

              K. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrants shall be made without charge to the holders of the Warrants exercised for any issuance tax in respect thereto.

              L. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of such Warrant.

              M. Notice to Holders of Warrants. In case at any time the Company shall take any action referred to in paragraph IC, ID, or IE (other than would require any adjustment in the Exercise Price), then the Company shall give prompt written notice of any such action to each holder of Warrants and of the effects of such action under the Warrant Certificate.

              N. Antidilution Adjustments under Other Securities. Without limiting any other rights available hereunder to the holders of Warrants, if there is an antidilution adjustment (x) under any security which is convertible into Common Stock of the Company whether issued prior to or after the Closing Date (except for the shares of Series A Preferred Stock, Series BB Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) or (y) under any right, option or warrant to purchase Common Stock of the Company whether issued prior to or after the Closing Date (other than the Warrants), which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant to an amount less than the then current Exercise Price or results in an increase in the number of shares obtainable under such security, right, option or warrant which has an effect equivalent to lowering a conversion or exercise price to an amount less than the then current Exercise Price, then an adjustment shall be made under this paragraph I(N) to the then current Exercise Price hereunder. Any such adjustment under this paragraph I(N) shall be whichever of the following results in a lower current Exercise Price:

                      (A) a reduction in the current Exercise Price equal to
              the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant, or

                      (B) a reduction in the current Exercise Price which will
              result in the same percentage increase in the number of shares of Common Stock available under this paragraph I(N) as the percentage increase in the number of shares available under such security, right, option or warrant.

Any such adjustment under this paragraph I(N) shall only be made if it would result in a lower current Exercise Price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this paragraph I as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or
(y) above and if any such adjustment is so made under this paragraph I(N), then such other antidilution adjustment otherwise required under this paragraph I shall not be made as a result of such event or circumstance.

SECTION 2.       METHOD OF EXERCISE OF WARRANTS.

              The Warrants may be exercised by the surrender of this Certificate, with the Form of Subscription attached hereto (or a reasonable facsimile thereof) duly executed by the holder, to the Company at its principal office (or, if such exercise is in connection with an underwritten public offering of Common Stock subject to this Warrant, at the location at which the underwriting agreement requires that such shares be delivered), accompanied by payment of the Exercise Price for the number of shares of Common Stock specified. The Warrants may be exercised for less than the full number of shares of Common Stock called for hereby by surrender of this Certificate in the manner and at the place provided above, accompanied by payment for the number of shares of Common Stock being purchased. If the Warrants should be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant Certificate as provided in this Section 2, in proper form for exercise, accompanied by the full Exercise Price, for the shares covered by such Form of Subscription, in cash or certified or bank cashier's check or Notes (with an instruction to apply unpaid principal thereof or interest thereon as part or all of the Exercise Price), or by tendering a number of additional Warrants with a Warrant Value at least equal to the Exercise Price or a combination thereof, the holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to the holder. The "Warrant Value" shall mean, with respect to any Warrant the positive remainder, if any, of the Market Price per share minus the then applicable Exercise Price. Warrants may be exercised using either the principal amount of or accrued interest on Notes or both, notwithstanding any subordination provisions relating to the Notes and notwithstanding such Notes are called or scheduled for repayment or prepayment for any reason, until such repayment or prepayment occurs.

              As soon as practicable after the exercise of these Warrants in whole or in part and, in any event, within ten days thereafter (unless such exercise shall be in connection with a public offering of Common Stock subject to this Warrant, in which event concurrently with such exercise), the Company at its expense will cause to be issued in the name of and delivered to the holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (and any unexercised Warrants) to which the holder shall be entitled upon such exercise. Each certificate for shares of Common Stock so delivered shall be in such denominations as may be requested by the holder and shall be registered in the name of the holder or such other name as the holder may designate.

SECTION 3.        MUTILATED OR MISSING WARRANT CERTIFICATES.

              Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (an unsecured agreement being satisfactory in the case of an institutional holder) and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will execute and deliver a new Warrant Certificate of like tenor and date.

SECTION 4.       MISCELLANEOUS.

              A. Specific Performance. The parties agree that irreparable damage will result in the event that the agreements set forth in this Warrant Certificate are not specifically enforced, and the parties agree that any damage available at law for a breach of this Warrant Certificate would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Warrant Certificate shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Warrant Certificate otherwise.

SECTION 5.    GOVERNING LAW.

              This Warrant Certificate shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its choice of law provisions.

              IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, as of the day and year first above written.


                      CHAMPION HEALTHCARE CORPORATION




                                          By: ________________________________
                                              James G. VanDevender
                                              Executive Vice President

                      FORM OF SUBSCRIPTION





DATE:




To: Champion Healthcare Corporation

The Undersigned, the holder of the attached Warrants, hereby irrevocably elects to exercise all or part of the purchase right represented by such Warrants for, and to purchase thereunder, _________________________ _ shares of Common Stock of Champion Healthcare Corporation (the "Company") and herewith makes payment of $______________ ________________ to the Company, evidenced by delivery of _____________________________________________________________ , and requests that the certificate of such shares be issued in the name of, and be delivered to ________________________________________________________, whose address is
__________________________________________________________________.

                      ____________________________________
                      (Name of Holder)



                      ____________________________________
                      (Authorized Signatory)



                      ____________________________________
                      (Address)